UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On May 2, 2006, Quantum Corporation issued a press release announcing earnings for its fourth fiscal quarter of 2006, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.   This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 ITEM 9.01 Financial Statements and Exhibits

            (c) Exhibits

                 Exhibit 99.1 - Press Release, dated May 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    May 2, 2006

EXHIBIT INDEX

Exhibit 99.1   Press release, dated May 2, 2006.

Exhibit 99.1   Press release, dated May 2, 2006.

QUANTUM CORPORATION REPORTS FISCAL FOURTH QUARTER RESULTS

Introduction of Eleven New Products Over Past Year and Planned Acquisition of ADIC Provide Strong Foundation for Future

SAN JOSE, Calif., May 2, 2006 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal fourth quarter (FQ4’06), ended March 31, 2006, was $206 million. This was down 14 percent from the same quarter last year (FQ4’05), partly due to ongoing transitions from legacy products to new products launched during the last few quarters and some changes in manufacturing locations. March quarter revenues also were impacted by weaker-than-expected sales through the OEM channel and in EMEA, where branded channel revenues in Quantum’s Storage Systems business were down. For the full fiscal year 2006 (FY06), revenue increased 5 percent over fiscal year 2005 (FY05), from $794 million to $834 million.

For FQ4’06, Quantum had a GAAP net loss of $23 million, or 12 cents per diluted share, compared to a loss of 2 cents per diluted share in FQ4’05. The $23 million loss included $18.6 million in charges related to the legal settlement and patent cross license agreement with StorageTek announced in February. On a non-GAAP basis, Quantum achieved net income of $7 million, or 4 cents per diluted share for FQ4’06, up 2 cents per diluted share compared to FQ4’05. (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying tables under the section on “Use of Non-GAAP Financial Measures.”)

“This past year was a critical transition year for Quantum,” said Rick Belluzzo, chairman and CEO of Quantum. “We launched 11 new products, a new service offering and a comprehensive security framework. We also finished integrating Certance, continued to strengthen our execution platform, and further improved our underlying cost structure. As a result, we begin the new fiscal year in a much stronger position than a year ago, and with today’s agreement to acquire ADIC, we are very excited about the opportunities ahead.” (For further information on today’s acquisition announcement, see the news release titled “Quantum Corporation to Acquire Advanced Digital Information Corporation.”)

Compared to the same quarter last year, Quantum increased gross margin rates and reduced operating expenses in FQ4’06. The GAAP gross margin rate improved from 27.2 percent to 28.3 percent, and the non-GAAP gross margin rate went from 29.8 percent to 30.5 percent. GAAP and non-GAAP operating expenses for the March quarter were $63 million and $57 million, respectively. This was down from $68 million in both GAAP and non-GAAP operating expenses in FQ4’05.

For the full fiscal year 2006, the GAAP gross margin rate was 27.8 percent, down about 2 percentage points from FY05. Quantum had a GAAP loss of 23 cents per diluted share in FY06, compared to a 2-cent loss per diluted share the previous year. The increased GAAP loss in FY06 compared to FY05 was primarily due to charges related to the legal settlement with StorageTek, higher restructuring costs in FY06 and the fact that the FY05 results included a one-time tax benefit resulting from a favorable resolution of Internal Revenue Service audits.

The non-GAAP gross margin rate for FY06 was 29.8 percent, also down about 2 percentage points from the previous year. For FY06, Quantum had non-GAAP net income of 10 cents per diluted share, which was 3 cents higher per diluted share than in FY05.

Revenue in Quantum’s Storage Systems business for FQ4’06 was $62 million. This was down from $78 million in the same quarter last year primarily due to product transitions, as sales of Quantum’s new SuperLoader™ 3 autoloader and PX500 Series libraries were not yet sufficient to offset the decline in older product shipments – in part because of slow OEM sales ramps of these new products. Given the compelling value proposition of both product lines, Quantum expects them to make a strong contribution to revenues as the sales ramps accelerate.

Quantum’s Echelon Disk Platform™ – which includes the company’s DX-Series and DPM5500 products – showed solid growth in FQ4’06. Shipments increased 23 percent sequentially and 162 percent over the comparable quarter last year. Contributing to this strong performance was a number of significant global customer wins, including a name brand mortgage company, a large insurance company in China, a major U.S. healthcare government agency, and Quantum’s first OEM customer for virtual tape. Quantum has also sold solutions into several state and local government entities, including the Washington State-based Douglas County Public Utilities District. Quantum’s DX5000 appliance has enabled the District to greatly improve the performance of its backup infrastructure and reliably deploy a combined solution using disk and tape. Quantum expects this momentum to continue, as its new DX3000 and DX5000 disk-based backup appliances gain further traction.

Quantum’s tape drive revenue in the March quarter was $83 million, down from $101 million in FQ4’05, again largely as a result of product transitions. However, there were some significant highlights in the quarter. Shipments of Quantum’s new DLT-V4 were up 123 percent over the December quarter, and the company sold more LTO-2 HH and LTO-3 tape drives than it has in any quarter since acquiring Certance in January of 2005. Quantum also launched two new industry-leading tape drives, DLT-S4 and SDLT 600A. The DLT-S4 enterprise-class tape drive, which is specifically designed to meet the demands of emerging tiered storage environments, offers the industry’s largest capacity, high performance and lowest cost/GB of storage, as well as manageability, security and compliance features through Quantum’s DLTSage architecture. The SDLT 600A, an enhanced version of Quantum’s SDLT 600, is the first data tape drive specifically designed for professional video. Turner Entertainment Networks has installed the SDLT 600A in its broadcast center in Atlanta, and Quantum recently announced ten new partners that integrate complete solutions for professional video systems.

Another highlight of the March quarter was the launch of the new GoVault™ removable drive storage solution, which provides small and medium-sized businesses and remote offices with an alternative to existing tape and optical storage options. The GoVault solution consists of rugged and durable removable disk drive cartridges with multiple capacity points, a server-embedded intelligent dock, and bundled backup software. The introduction of GoVault, which Quantum is currently shipping through its distribution network and will also soon be available from IBM, demonstrates Quantum’s continued focus on identifying new growth opportunities.

Tape media revenue in FQ4’06 was $61 million, flat with the comparable quarter last year. However, Quantum expects to see a positive impact on media revenue as the DLT-S4 and SDLT 600A begin to gain market traction.

In providing guidance for its fiscal first quarter of 2007 (FQ1’07), Quantum said it was taking a somewhat cautious approach to revenue given anomalies that have occurred during the same quarter in the past two years. The company said it expects revenues to be in the range of $195 million to $210 million, and both GAAP and non-GAAP gross margin rates to be relatively flat sequentially. Quantum anticipates that GAAP operating expenses will be in the range of $57 million to $60 million and that non-GAAP operating expenses will be in the range of $54 million to $57 million. The company expects FQ1’07 results, per diluted share, to be in the range of a 3-cent loss to breakeven or slightly profitable on a GAAP basis and in the range of a 1-cent to 4-cent profit on a non-GAAP basis.

Starting with FQ1’07, Quantum will no longer be excluding “restructuring charges” from its non-GAAP results. Therefore, the only reconciling items between GAAP and non-GAAP results will be amortization of intangibles and stock based compensation. For FQ1’07 the difference between GAAP and non-GAAP guidance reflects an estimated $5.5 million in amortization of acquisition-related intangibles and $2 million for stock based compensation. (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table titled “Fiscal Year 2007 First Quarter Guidance.”)

Quantum also announced another change it is making with the start of the new fiscal year involving segment reporting of its financial performance. Reflecting actions the company has taken to better integrate its tape drive and storage systems products, to market and sell them increasingly in this way, and to manage its business accordingly, Quantum will be moving to a single reporting segment in FQ1’07.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per share – exclude the impact of amortization of acquisition-related intangible assets, restructuring charges and a legal settlement loss. There are limitations in using non-GAAP financials measures as the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

Quantum believes that the non-GAAP financial measures provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management has found, and has been told by investors, that these non-GAAP financial measures have been particularly useful over the last few years because of the significant changes that have occurred at Quantum outside of its day-to-day business of designing, developing, manufacturing, licensing, servicing and marketing tape drives, media cartridges, tape automation systems and disk-based backup systems. These changes are primarily the result of integration activities associated with a number of acquisitions (such as Certance and Benchmark) and divestitures (such as the hard disk drive and NAS businesses), changes in Quantum’s manufacturing and repair infrastructure and other similar transition activities. The financial impact of these activities, such as the restructuring charges that the company has taken as a result of its Benchmark and Certance acquisitions or the restructuring charges that Quantum has taken as a result of its decision to outsource a significant portion of its tape manufacturing capacity, are often large relative to its overall quarterly financial performance, and most, if not all, charges for a particular transition activity typically are taken in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of Quantum’s results on a period-to-period basis. In addition, certain activities, such as the closure of the company’s Dundalk, Ireland repair facility, only happen once, and the underlying restructuring charges associated with such activities impact a limited number of quarters significantly, but do not recur. Overall, these transition activities are nearing completion, and Quantum does not expect to continue to exclude restructuring charges from non-GAAP financial measures beyond FQ4’06. Beginning in FQ1’07, the company will exclude stock compensation expense and continue to exclude amortization of intangibles from its non-GAAP financials measures.

Quantum management thus regularly uses non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. Quantum management also measures its employees and compensates them in part based on such non-GAAP financial measures. For the same reasons, Quantum management also uses this information in its budgeting and forecasting activities. The non-GAAP financial measures presented here also facilitate comparisons to Quantum historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Non-GAAP Gross Margin and Gross Margin Rates

The calculation of non-GAAP gross margin is described in the table below. Non-GAAP gross margin excludes $4.1 million and $16.2 million in amortization of intangibles related to the acquisition of technologies for the three months and twelve months ended March 31, 2006, respectively. Amortization of intangibles is excluded from the gross margin because the amounts are non-cash, Quantum cannot influence the timing and amount of the future expense recognition, and excluding such expenses provides investors and management with better visibility into the components of cost of revenue and operating expenses. Non-GAAP gross margin also excludes $0.5 million in restructuring charges for the three months and twelve months ended March 31, 2006, respectively. Restructuring charges are excluded for the reasons described above in the introductory paragraphs of this “Use of Non-GAAP Financial Measures” section.

	Three months ended	Gross Margin Rate	Twelve months ended	Gross Margin Rate
(In thousands)	March 31, 2006		March 31, 2006

Gross margin on a GAAP basis	$58,167	28.3%	$231,928	27.8%
Amortization of intangibles	4,102	2.0%	16,222	1.9%
Restructuring charges	512	0.2%	512	0.1%

Gross margin on a non-GAAP basis	$62,781	30.5%	$248,662	29.8%

Non-GAAP Operating Expenses

The calculation of non-GAAP operating expenses is described in the table below. It excludes the amortization of intangibles related to the acquisition of technologies, trademarks and customer list assets of $1.4 million and $5.5 million in operating expenses for the three months and twelve months ended March 31, 2006, respectively. Amortization of intangibles is excluded from operating expenses for the same reasons as it is excluded from non-GAAP gross margin described above. The calculation of non-GAAP operating expenses also excludes restructuring charges related to workforce reductions of $5.1 million and $18.1 million in operating expenses for the three months and twelve months ended March 31, 2006, respectively. Restructuring charges are excluded for the reasons described above in the introductory paragraphs of this “Use of Non-GAAP Financial Measures” section.

	Three months ended	Twelve months ended
(In thousands)	March 31, 2006	March 31, 2006

Operating expenses on a GAAP basis	$63,209	$252,892
Amortization of intangibles	(1,419)	(5,456)
Restructuring charges	(5,096)	(18,118)

Operating expenses on a non-GAAP basis	$56,694	$229,318

Non-GAAP Net Income

The calculation of non-GAAP net income is described in the table below. Because gross margin and operating expenses are included in the net income calculation, the net income calculation excludes the amounts for amortization of intangibles and restructuring charges as described for gross margin and operating expenses above. In addition, non-GAAP net income for the three months and twelve months ended March 31, 2006 excludes $18.6 million and $20.5 million, respectively, associated with the StorageTek and other legal settlement losses. These amounts are excluded as they related to one-time legacy legal matters.

	Three months ended	Twelve months ended
(In thousands)	March 31, 2006	March 31, 2006

Net loss on a GAAP basis	$(23,033)	$(41,479)
Amortization of intangibles	5,521	21,678
Restructuring charges	5,608	18,630
Loss on settlement	18,617	20,517

Net income on a non-GAAP basis	$6,713	$19,346

Non-GAAP Net Income per Share

The calculation of non-GAAP net income per share is described in the table below. Because net income is included in the net income per share calculation, the net income per share calculation excludes the amounts for amortization of intangibles, restructuring charges and a legal settlement loss as described for net income above.

	Three months ended	Twelve months ended
(In thousands, except per-share amounts)	March 31, 2006	March 31, 2006

Net loss per share on a GAAP basis	$(0.12)	$(0.23)
Amortization of intangibles	0.03	0.12
Restructuring charges	0.03	0.10
Loss on settlement	0.10	0.11

Net income per share on a non-GAAP basis	$0.04	$0.10

Shares used to compute diluted net loss per share - GAAP	185,260	184,063
Shares used to compute diluted net income per share - non-GAAP	188,703	194,844

Reconciliation of GAAP and Non-GAAP FQ1’07 Guidance

The table below provides the calculation and adjusting items for Quantum’s FQ1’07 non-GAAP guidance, consisting of non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net income per share. Anticipated amortization of intangibles and stock compensation expense have been excluded from the corresponding GAAP measures to derive these non-GAAP measures as noted in the introductory paragraphs of this “Use of Non-GAAP Financial Measures” section.

FISCAL YEAR 2007 FIRST QUARTER GUIDANCE
(In thousands, except per-share amounts)

Projected revenue	$195 to $210 million
Projected gross margin on a GAAP basis	Relatively flat sequentially
Adjustment: Estimated amortization of intangibles	Approximately $4.1 million
Adjustment: Stock compensation expense	Approximately $0.3 million
Projected gross margin on a non-GAAP basis	Relatively flat sequentially

Projected operating expenses on a GAAP basis	Range of $57 to $60 million
Adjustment: Estimated amortization of intangibles	Approximately $1.4 million
Adjustment: Stock compensation expense	Approximately $1.7 million
Projected operating expenses on a non-GAAP basis	Range of $54 to $57 million

Projected net income per share on a GAAP basis	Loss of 3 cents to breakeven
Adjustment: Estimated amortization of intangibles	Approximately 3 cents
Adjustment: Stock compensation expense	Approximately 1 cents
Projected net income per share on a non-GAAP basis	Profit of 1 cent to 4 cents per share

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 2, 2006, at 2:00 p.m. PDT, to discuss both its fiscal fourth quarter results and planned acquisition of ADIC (see separate press release issued today, titled “Quantum Corporation to Acquire Advanced Digital Information Corporation”). Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 303-275-2170 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 2, 2006, at 2 p.m. PDT. Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of tape automation, one of the leading providers of tape drives, and a pioneer in the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries. SDLT, SuperLoader, GoVault, Echelon Disk Platform and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to: (1) the continuing momentum of our Echelon Disk Platform products; (2) our expectation regarding the contribution of our Storage Solutions products to our revenue; (3) the availability of our GoVault product from IBM; (4) the positive impact on media revenue as the DLT-S4 and SDLT 600A begin to gain market traction; (5) our near-term priorities and expected challenges; and (6) our financial outlook for the first quarter of fiscal 2007, including our revenue, gross margin rate, operating expenses, net income/loss and net income/loss per share, on both a GAAP and non-GAAP basis, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margin rate, media royalties from media manufacturers coming in at lower levels than expected, operational risks associated with the changes being made to our manufacturing infrastructure and acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 44 to 54 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 2, 2006 and pages 32 to 42 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2005. In particular, you should review the risk factors on pages 44 and 45 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant reduction in demand from, one or more key customers could materially and adversely affect our business, financial condition, and operating results”, “Our operating results depend on new product introductions, which may not be successful, in which case our business, financial condition, and operating results may be materially and adversely affected”, “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing products based on new technology standards, which could materially and adversely affect our business, financial condition, and results of operations”, “We derive almost all of our revenue from products incorporating tape technology. If competition from alternative storage technologies continues or increases, our business, financial condition, and operating results would be materially and adversely harmed”, and “Our tape media business generates a relatively high gross margin rate, which significantly impacts the total company gross margin rate. If we were to experience a significant decline in the tape media or tape royalty gross margin rate, our business, financial condition, and operating results would be materially and adversely affected.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

Quantum plans to file with the SEC a Registration Statement on Form S 4 in connection with the transaction, and ADIC plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended

	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005

Product revenue	$173,117	$203,734	$705,606	$670,194
Royalty revenue	32,561	36,306	128,681	123,974

Total revenue	205,678	240,040	834,287	794,168

Cost of revenue	146,999	174,649	601,847	558,689
Restructuring charges	512	-	512	-

Total cost of revenue	147,511	174,649	602,359	558,689

Gross margin	58,167	65,391	231,928	235,479

Operating expenses:
Research and development	25,191	30,899	107,407	96,680
Sales and marketing	20,841	22,518	85,388	87,029
General and administrative	12,081	13,243	41,979	49,784
Restructuring charges	5,096	1,294	18,118	11,521

	63,209	67,954	252,892	245,014

Loss from operations	(5,042)	(2,563)	(20,964)	(9,535)
Interest income and other, net	2,839	2,111	9,476	8,612
Loss on settlement	(18,617)	-	(18,617)	-
Interest expense	(2,220)	(2,906)	(9,976)	(11,212)

Loss before income taxes	(23,040)	(3,358)	(40,081)	(12,135)
Income tax provision (benefit)	(7)	91	1,398	(8,639)

Net loss	$(23,033)	$(3,449)	$(41,479)	$(3,496)

Net loss per share
Basic	$(0.12)	$(0.02)	$(0.23)	$(0.02)
Diluted	$(0.12)	$(0.02)	$(0.23)	$(0.02)

Weighted average common and common equivalent shares
Basic	185,260	182,209	184,063	181,111
Diluted	185,260	182,209	184,063	181,111

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006	March 31, 2005

Assets
Current assets:
Cash and cash equivalents	$123,298	$225,136
Short-term investments	99,975	25,000
Accounts receivable, net of allowance for
doubtful accounts of $7,843 and $8,962, respectively	114,020	128,627
Inventories	88,963	67,091
Service inventories	57,316	55,216
Deferred income taxes	7,422	11,361
Other current assets	30,869	47,300

Total current assets	521,863	559,731

Long-term assets:
Property and equipment, net	38,748	42,716
Purchased technology, net	41,223	55,075
Other intangible assets, net	8,586	12,944
Goodwill	47,178	47,178
Other assets	5,746	6,970

Total long-term assets	141,481	164,883

	$663,344	$724,614

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$67,306	$81,447
Accrued warranty	32,422	37,738
Accrued restructuring charges	13,019	7,704
Other accrued liabilities	102,531	116,068

Total current liabilities	215,278	242,957

Deferred income taxes	6,995	10,974
Convertible subordinated debt	160,000	160,000
Stockholders' equity	281,071	310,683

	$663,344	$724,614